UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

———————

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 7, 2005

LOYALTYPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21235 (Commission File No.)	11-2780723 (IRS Employer Identification No.)

3885 Crestwood Parkway

Suite 550

Duluth, GA 30096

(770) 638-5101

(Address and telephone number

of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 7, 2005, we amended our credit facility with Shelby County Bank (the “Facility”) by increasing the aggregate amount of the Facility from $430,000 to $860,000. Funds borrowed under the Facility will bear interest at 1/2% over the Wall Street Journal Prime Rate and are secured by substantially all of our assets. In addition, three of our directors, Robert Scellato, Stephen Avalone and Paul Robinson have personally guaranteed payment of money borrowed under the Facility. We currently owe $430,000 under the Facility. The Facility is payable on demand. Moreover, beginning January 29, 2005, we must make monthly payments of interest, and the total outstanding principal balance is due and payable on May 31, 2005. The additional amount of the Facility may only be used for purposes of purchasing scrip inventories.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOYALTYPOINT, INC.

By:	/s/ JEFFREY S. BENJAMIN
Chief Financial Officer

Date: January 13, 2005

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